Microfilm Number______         Filed with the Department of State on FEB 01 1993


Entitiy Number  2242169                            /s/ [graphic omitted]
                                                  ------------------------------
                                                  Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       OF

                                   HCHS, Inc.

                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW


Indicate type of domestic corporation (check one):

____x____ Business-stock (15 Pa. C.S. ss. 1306)                  ________ Management (15 Pa. C.S. ss. 2702)

________ Business-nonstock (15 Pa. C.S. ss. 2102)                ________ Professional (15 Pa. C.S. ss. 2903)

________ Business-statutory close (15 Pa. C.S. ss. 2303)         ________ Insurance (15 Pa. C.S. ss. 3101)

                                        ________ Cooperative (15 Pa.C.S. ss. 7102)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

   In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.   The name of the corporation is: HCHS, INC.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)  ______________________________________________________________________
          Number and Street       City       State      Zip       County

     (b)  c/o C T Corporation System                               Philadelphia
          Name of Commercial Registered Office Provider            County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is 1,000 ($1 Par) (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

     Name                   Address
     Mary L. Nippell,       Mesirov, Gelman, et als,
                            1735 Market Street, 38th Floor,
                            Philadelphia, PA 19103

6.   The specified effective dates, if any, is:

     __________________________________________________________________________
     month      day     year     hour, if any

M. BURR KEIM COMPANY

DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)-2


7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.)

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

     ___________________________________________________________________________

10. In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders the right of cumulative voting in the election of Directors.

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 28th day of January, 1993.


/s/ Mary L. Nippell
---------------------------------            -----------------------------------
           (Signature)                                  (Signature)
Mary L. Nippell


     M. BURR KEIM COMPANY
(215) 583-o113 (800) 533-8113

                          93 FEB-1 PM 2:25
                          PA DEPT. OF STATE

9766-457

Microfilm Number ______        Filed with the Department of State on SEP 04 1997

Entity Number  2242169                        /s/ [graphic omitted]
                                              ----------------------------------
                                                Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 90)


   In compliance with the requirements of 15 Pa. C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: HCHS, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) _______________________________________________________________________
          Number and Street      City      State     Zip      County

     (b)  c/o: C T Corporation System                              Philadelphia
               Name of Commercial Registered Office Provider       County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation Law of 1988.

4.   The date of its incorporation is: February 1, 1993

5.   (Check, and if appropriate complete, one the following):

     |x| The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     ___  The amendment shall be effective on __________ at_____________________
                                              Date               Hour

6.   (Check one of the following):

     ___ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. ss. 1914(a) and (b).

     |x| The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. ss. 1914(c).

7.   (Check, and if appropriate complete, one the following):

     X The amendment adopted by the corporation, set forth in full, is as follows:

     1. The name of the corporation is Genesis ElderCare Hospitality Services, Inc.

     2. The address of this corporation's current registered office in this Commonwealth and the county of venue is: 148 W. State Street, Kennett Square, PA 19348, Chester.

                          SEP -4 97
                          PA Dept. of State

9766-458

DSCB: 15-1915 (Rev 90)-2

     ___ The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a parthereof.

     ___ The restated Articles of Incorporation supercede the original Articles and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 11th day of August, 1997.


                        HCHS, Inc.
                        --------------------------------------------------------
                               (Name of the Corporation)

                        BY: /s/ [graphic omitted]
                            ----------------------------------------------------
                                   (Signature)

                        TITLE: General Counsel - Corporate & Corporate Secretary